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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mohawk Industries, Inc.:

We consent to the use of our report dated February 2, 2001 with respect to the consolidated balance sheets of Mohawk Industries, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000 and all related financial statements schedules, incorporated herein by reference.


                                                /s/ KPMG LLP

                                                KPMG LLP


Atlanta, Georgia
March 20, 2002